UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Elliott Associates, L.P. and Elliott International, L.P., together with the other participants in such proxy solicitation (collectively, “Elliott”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation (the “Company”).

Item 1: The following materials were posted by Elliott to www.NewArconic.com:

(Updated April 6, 2017)

(Updated April 7, 2017)

Item 2: On April 6, 2017, Elliott issued the following advertisements:

LinkedIn:

Facebook:

Twitter:

Item 3: On April 7, 2017, Elliott sent the following email to certain subscribers:

Updates at NewArconic.com

View this email in your browser

Dear Subscriber,

Suspected vote buying? Refusal to make full and detailed disclosure? The Secret August Voting Lock-Up is the latest entry in what Elliott believes to be a disturbing pattern of apparent involvement in questionable episodes by Arconic CEO Klaus Kleinfeld.

To help you make sense of the Secret August Voting Lock-Up, we launched the "Secret August Voting Lock-Up" page, complete with a timeline and critical information for those with an interest in Arconic's future. This new resource page provides you with the facts and information about how you can take action to make sure that the Arconic Board appropriately investigates and makes full public disclosure of what happened, and that anyone who broke the trust of shareholders is held accountable.

PLEASE CLICK HERE TO LEARN MORE

Additional material about the opportunity for a new direction at Arconic can be found at NewArconic.com.

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Item 4: On April 6, 2017, Elliott sent the following statement by electronic message to certain of the Company’s shareholders:

“Protect the value of your investment in Arconic, Vote the BLUE card. For more info call Okapi Partners at 877 869 0171”